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                                                                     EXHIBIT  11

        STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS - UNAUDITED

    The Company reports net income (loss) per share data on primary and fully diluted bases. Primary net income (loss) per share is based upon the weighted average number of outstanding common shares and common equivalent shares from stock options. Fully diluted net income (loss) per share is based upon (a) the weighted average number of outstanding common shares and common equivalent shares from stock options and adjusted for the assumed conversion of the 7% convertible subordinated debentures and (b) net income (loss) increased by the expenses on the debentures. Computations of net income (loss) per share on the primary and fully diluted bases for the third quarter and first three quarters of 1994 and 1993 were:

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

PRIMARY NET INCOME (LOSS) PER SHARE AND EQUIVALENT SHARE
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                                                                              THE QUARTER ENDED         THE YEAR-TO-DATE ENDED
                                                                           -----------------------     -----------------------
                                                                              OCT 2,       Sept 30,         OCT 2,     Sept 30,
(IN THOUSANDS, EXCEPT PER SHARE DATA)                                          1994           1993           1994         1993
- - -------------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations                                            $(15,319)      $(45,479)      $(25,538)    $(50,658)
Loss from discontinued operations                                            (2,620)        (9,792)        (1,847)     (10,406)
Cumulative effect of change in accounting for income taxes                       --             --             --        4,500
- - ------------------------------------------------------------------------------------------------------------------------------
Net loss                                                                   $(17,939)      $(55,271)      $(27,385)    $(56,564)
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Weighted average common shares outstanding                                    7,310          7,349          7,310        7,333
Weighted average common equivalent shares from stock options                     --             --             --           --
- - ------------------------------------------------------------------------------------------------------------------------------
Weighted average common shares and equivalent shares                          7,310          7,349          7,310        7,333
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Primary net income (loss) per share and equivalent share from (1):
     Continuing operations                                                 $  (2.09)      $  (6.19)      $  (3.50)    $  (6.90)
     Discontinued operations                                                  (0.36)         (1.33)         (0.25)       (1.42)
     Cumulative effect of change in accounting for income taxes                0.00           0.00           0.00         0.61
- - ------------------------------------------------------------------------------------------------------------------------------
Primary net loss per share and equivalent share (1)                        $  (2.45)      $  (7.52)      $  (3.75)    $  (7.71)
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FULLY DILUTED NET INCOME (LOSS) PER SHARE AND EQUIVALENT SHARE
- - ------------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations                                            $(15,319)      $(45,479)      $(25,538)    $(50,658)
Loss from discontinued operations                                            (2,620)        (9,792)        (1,847)     (10,406)
Cumulative effect of change in accounting for income taxes                       --             --             --        4,500
- - ------------------------------------------------------------------------------------------------------------------------------
Net loss                                                                    (17,939)       (55,271)       (27,385)     (56,564)
Debenture interest and issuance costs                                           300            306            904          907
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Adjusted net loss                                                          $(17,639)      $(54,965)      $(26,481)    $(55,657)
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Weighted average common shares outstanding                                    7,310          7,349          7,310        7,333
Weighted average common equivalent shares
     Stock options                                                               --             --             --           --
     7% convertible debentures                                                  804            804            804          804
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Weighted average common shares and equivalent shares                          8,114          8,153          8,114        8,137
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Fully diluted net income (loss) per share and equivalent share from (1):
     Continuing operations                                                 $  (2.09)      $  (6.19)      $  (3.50)    $  (6.90)
     Discontinued operations                                                  (0.36)         (1.33)         (0.25)       (1.42)
     Cumulative effect of change in accounting for income taxes                0.00           0.00           0.00         0.61
- - ------------------------------------------------------------------------------------------------------------------------------
Fully diluted net loss per share and equivalent share (1)                  $  (2.45)      $  (7.52)      $  (3.75)    $  (7.71)
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
(1) For the third quarter and first three quarters of 1994 and 1993, the primary and fully diluted net income (loss) per share were the same because the fully diluted computation was antidilutive.

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